Exhibit 99.1

Southern First Reports Results for First Quarter of 2019

Greenville, South Carolina, April 23, 2019 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today reported net income available to common shareholders of $6.0 million, or $0.78 per diluted share, for the first quarter of 2019. In comparison, net income available to common shareholders was $5.2 million, or $0.67 per diluted share, for the first quarter of 2018.

2019 First Quarter Highlights
●	Net income available to common shareholders increased 15% to $6.0 million for Q1 2019 compared to $5.2 million for Q1 2018
●	Total loans increased 19% to $1.73 billion at Q1 2019, compared to $1.46 billion at Q1 2018
●	Total deposits increased 16% to $1.76 billion at Q1 2019, compared to $1.52 billion at Q1 2018
●	Core deposits increased 14% to $1.53 billion at Q1 2019, compared to $1.34 billion at Q1 2018
●	Total revenue increased 14% to $18.8 million at Q1 2019, compared to $16.5 million at Q1 2018
●	Efficiency ratio was 56.6% for Q1 2019, compared to 55.9% for Q1 2018

“I am proud to report a great start to the new year with record earnings of $6 million for the first quarter and core deposit growth in excess of $90 million for the quarter,” stated Art Seaver, the Company’s Chief Executive Officer. “Our team is intent on serving our clients and providing a unique client experience, as evidenced by the growth in new client relationships and retail deposits as well as excellent production by our mortgage team.”

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2019	2018	2018	2018	2018
Earnings ($ in thousands, except per share data):
Net income available to common shareholders	$6,009	5,783	5,782	5,510	5,214
Earnings per common share, diluted	0.78	0.75	0.75	0.71	0.67
Total revenue(1)	18,812	18,473	18,034	17,383	16,462
Net interest margin (tax-equivalent)(2)	3.52%	3.59%	3.60%	3.49%	3.63%
Return on average assets(3)	1.28%	1.24%	1.28%	1.26%	1.28%
Return on average equity(3)	13.74%	13.46%	13.98%	14.03%	13.88%
Efficiency ratio(4)	56.60%	56.25%	56.49%	57.41%	55.92%
Noninterest expense to average assets(3)	2.26%	2.23%	2.26%	2.28%	2.27%
Balance Sheet ($ in thousands):
Total Loans(5)	$1,733,964	1,677,332	1,620,201	1,533,447	1,459,382
Total deposits	1,758,235	1,648,136	1,589,483	1,567,982	1,520,523
Core deposits(6)	1,527,755	1,434,125	1,390,626	1,387,928	1,336,363
Total assets	2,014,426	1,900,614	1,857,707	1,787,784	1,729,299
Holding Company Capital Ratios(7):
Total risk-based capital ratio	12.43%	12.49%	12.50%	12.77%	13.01%
Tier 1 risk-based capital ratio	11.48%	11.53%	11.48%	11.70%	11.90%
Leverage ratio	10.17%	10.14%	10.15%	9.96%	10.27%
Common equity tier 1 ratio(8)	10.72%	10.73%	10.66%	10.83%	10.98%
Tangible common equity(9)	8.99%	9.15%	8.99%	9.00%	8.95%
Asset Quality Ratios:
Nonperforming assets as a percentage of total assets	0.30%	0.31%	0.33%	0.44%	0.43%
Net charge-offs as a percentage of average loans(5) (YTD annualized)	0.00%	0.11%	0.06%	0.04%	0.05%
Allowance for loan losses as a percentage of loans(5)	0.93%	0.94%	1.00%	1.05%	1.09%
Allowance for loan losses as a percentage of nonaccrual loans	265.35%	270.36%	270.54%	208.52%	217.92%
[Footnotes to table located on page 3]

Operating Results
Net interest margin for the first quarter of 2019 was 3.52%, compared to 3.59% for the prior quarter and 3.63% for the first quarter of 2018. During the first quarter of 2019, our average interest-earning assets increased by $252.4 million, compared to the first quarter of 2018, while the yield on our interest-earning assets increased by 37 basis points. In comparison, our average interest-bearing liabilities increased by $184.5 million during the first quarter of 2019, compared to the first quarter of 2018, with the respective cost increasing by 64 basis points.

Noninterest income was $3.0 million and $2.4 million for the three months ended March 31, 2019 and 2018, respectively. The increase in noninterest income during the three-month period ended March 31, 2019 relates primarily to an increase in mortgage banking revenue during the first quarter of 2019 as well as an increase in ATM and debit card income. Mortgage banking revenue comprises a significant portion of our noninterest income and totaled $1.9 million and $1.3 million for the three months ended March 31, 2019 and 2018, respectively.

Noninterest expense was $10.6 million and $9.2 million for the three months ended March 31, 2019 and 2018, respectively. The increase in noninterest expense during the three-month period ended March 31, 2019 was driven primarily by increases in compensation and benefits, occupancy, data processing and related costs, and other noninterest expenses. Included in noninterest expense are mortgage banking expenses of $1.1 million and $964 thousand for the three months ended March 31, 2019 and 2018, respectively.

During the three months ended March 31, 2019, we recorded total credit costs of $301 thousand, primarily related to a $300 thousand provision for loan losses. In addition, we had net charge-offs for the first quarter of 2019 of $11 thousand. During the three months ended March 31, 2018, our total credit costs were $506 thousand, including a $500 thousand provision for loan losses and $6 thousand of expenses related to the sale and management of other real estate owned. Net loan charge-offs for the first quarter of 2018 were $171 thousand, or 0.05% of average loans, annualized. Our allowance for loan losses was $16.1 million, or 0.93% of loans, at March 31, 2019 which provides approximately 265% coverage of nonaccrual loans, compared to $15.9 million, or 1.09% of loans, and approximately 218% coverage of nonaccrual loans at March 31, 2018.

Nonperforming assets were $6.0 million, or 0.30% of total assets, as of March 31, 2019. Comparatively, nonperforming assets were $7.5 million, or 0.43% of total assets, at March 31, 2018. Of the $6.0 million in total nonperforming assets as of March 31, 2019, nonperforming loans represented the entire balance with no other real estate owned. Classified assets improved to 8% of tier 1 capital plus the allowance for loan losses at March 31, 2019, compared to 9% at March 31, 2018.

Gross loans were $1.7 billion, excluding mortgage loans held for sale, as of March 31, 2019, compared to $1.5 billion at March 31, 2018. Core deposits, which exclude out-of-market deposits and time deposits of $250,000 or more, increased to $1.5 billion at March 31, 2019 compared to $1.3 billion at March 31, 2018.

Shareholders’ equity totaled $181.2 million as of March 31, 2019, compared to $173.9 million at December 31, 2018, and $154.7 million at March 31, 2018. As of March 31, 2019, the Bank’s capital ratios continue to exceed the regulatory requirements for a “well capitalized” institution.

FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended		1st Qtr	Quarter Ended
	March 31		2019-2018	December 31	September 30	June 30
(in thousands, except per share data)	2019	2018	% Change	2018	2018	2018
Earnings Summary
Interest income	$21,612	17,178	25.8%	21,079	19,865	18,535
Interest expense	5,794	3,136	84.8%	5,082	4,364	3,923
Net interest income	15,818	14,042	12.60%	15,997	15,501	14,612
Provision for loan losses	300	500	(40.0)%	600	400	400
Noninterest income	2,994	2,420	23.7%	2,476	2,533	2,771
Noninterest expense	10,648	9,205	15.7%	10,391	10,188	9,979
Income before provision for income taxes	7,864	6,757	16.4%	7,482	7,446	7,004
Income tax expense	1,855	1,543	20.2%	1,699	1,664	1,494
Net income available to common shareholders	$6,009	5,214	15.2%	5,783	5,782	5,510
Basic weighted average common shares	7,459	7,337	1.7%	7,428	7,400	7,371
Diluted weighted average common shares	7,742	7,727	0.2%	7,726	7,746	7,751
Earnings per common share – Basic	$0.81	0.71	14.1%	0.78	0.78	0.75
Earnings per common share – Diluted	0.78	0.67	16.4%	0.75	0.75	0.71

	Quarter Ended		1st Qtr	Quarter Ended
	March 31		2019-2018	December 31	September 30	June 30
(in thousands, except per share data)	2019	2018	% Change	2018	2018	2018
Balance Sheet Highlights
Assets	$2,014,426	1,729,299	16.5%	1,900,614	1,857,707	1,787,784
Investment securities	76,609	61,562	24.4%	79,026	71,815	73,126
Mortgage loans held for sale	9,393	10,885	(13.7)%	9,241	9,298	8,075
Loans(5)	1,733,964	1,459,382	18.8%	1,677,332	1,620,201	1,533,447
Allowance for loan losses	16,051	15,852	1.3%	15,762	16,140	16,100
Other real estate owned	-	242	(100.0)%	-	117	117
Noninterest bearing deposits	359,753	297,892	20.8%	346,570	300,331	310,709
Interest bearing deposits	1,398,482	1,222,631	14.4%	1,301,566	1,289,152	1,257,273
Total deposits	1,758,235	1,520,523	15.6%	1,648,136	1,589,483	1,567,982
Other borrowings	25,000	28,600	(12.6)%	50,000	68,500	28,600
Junior subordinated debentures	13,403	13,403	-	13,403	13,403	13,403
Tangible common equity	181,186	154,739	17.1%	173,916	166,944	160,856
Total shareholders’ equity	181,186	154,739	17.1%	173,916	166,944	160,856
Common Stock
Book value per common share	$24.14	20.96	15.2%	23.29	22.41	21.66
Stock price:
High	39.10	46.55	(16.0)%	39.00	47.00	48.35
Low	31.63	41.00	(22.9)%	30.26	39.20	44.20
Period end	33.87	44.50	(23.9)%	32.07	39.30	44.20
Common shares outstanding	7,506	7,382	1.7%	7,466	7,449	7,426
Other
Loans to deposits	98.62%	95.98%	2.8%	101.77%	101.93%	97.80%
Team members	227	211	7.6%	229	223	224
Average Balances ($ in thousands):
Loans(5)	$1,715,570	1,444,343	18.8%	1,659,313	1,592,279	1,491,246
Deposits	1,687,867	1,431,967	17.9%	1,610,547	1,555,618	1,543,045
Assets	1,909,960	1,645,846	16.0%	1,850,229	1,786,656	1,757,155
Equity	177,388	152,374	16.4%	170,408	164,100	157,575
Footnotes to tables:
(1) Total revenue is the sum of net interest income and noninterest income.
(2) The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(3) Annualized for the respective three-month period.
(4) Noninterest expense divided by the sum of net interest income and noninterest income.
(5) Excludes mortgage loans held for sale.
(6) Excludes out of market deposits and time deposits greater than $250,000.
(7) March 31, 2019 ratios are preliminary.
(8) The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(9) The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.
(10) Includes loans held for sale.

ASSET QUALITY MEASURES - Unaudited

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
(dollars in thousands)	2019	2018	2018	2018	2018
Nonperforming Assets
Commercial
Owner occupied RE	$-	-	-	-	-
Non-owner occupied RE	403	210	1,680	1,689	1,525
Construction	-	-	-	-	-
Commercial business	72	81	89	94	102
Consumer
Real estate	1,840	1,980	1,153	1,174	1,091
Home equity	1,249	1,006	850	1,598	1,730
Construction	-	-	-	-	-
Other	-	12	-	-	-
Nonaccruing troubled debt restructurings	2,485	2,541	2,194	3,166	2,826
Total nonaccrual loans	6,049	5,830	5,966	7,721	7,274
Other real estate owned	-	-	117	117	242
Total nonperforming assets	$6,049	5,830	6,083	7,838	7,516
Nonperforming assets as a percentage of:
Total assets	0.30%	0.31%	0.33%	0.44%	0.43%
Total loans	0.35%	0.35%	0.38%	0.51%	0.52%
Accruing troubled debt restructurings	$6,839	6,742	6,699	7,397	5,649

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
(dollars in thousands)	2019	2018	2018	2018	2018
Allowance for Loan Losses
Balance, beginning of period	$15,762	16,140	16,100	15,852	15,523
Loans charged-off	(41)	(987)	(556)	(311)	(293)
Recoveries of loans previously charged-off	30	9	196	159	122
Net loans charged-off	(11)	(978)	(360)	(152)	(171)
Provision for loan losses	300	600	400	400	500
Balance, end of period	$16,051	15,762	16,140	16,100	15,852
Allowance for loan losses to gross loans	0.93%	0.94%	1.00%	1.05%	1.09%
Allowance for loan losses to nonaccrual loans	265.35%	270.36%	270.54%	208.52%	217.92%
Net charge-offs to average loans QTD (annualized)	0.00%	0.23%	0.09%	0.04%	0.05%

LOAN COMPOSITION - Unaudited

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
(dollars in thousands)	2019	2018	2018	2018	2018
Commercial
Owner occupied RE	$386,256	367,018	372,120	358,169	339,444
Non-owner occupied RE	423,953	404,296	399,166	355,309	339,231
Construction	80,561	84,411	68,415	73,655	56,210
Business	281,502	272,980	244,348	238,402	234,820
Total commercial loans	1,172,272	1,128,705	1,084,049	1,025,535	969,705
Consumer
Real estate	330,538	320,943	311,271	290,433	275,731
Home equity	167,146	165,937	163,654	156,630	155,507
Construction	39,838	37,925	38,015	38,400	35,017
Other	24,170	23,822	23,212	22,449	23,422
Total consumer loans	561,692	548,627	536,152	507,912	489,677
Total gross loans, net of deferred fees	1,733,964	1,677,332	1,620,201	1,533,447	1,459,382
Less—allowance for loan losses	(16,051)	(15,762)	(16,140)	(16,100)	(15,852)
Total loans, net	$1,717,913	1,661,570	1,604,061	1,517,347	1,443,530

DEPOSIT COMPOSITION - Unaudited

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
(dollars in thousands)	2019	2018	2018	2018	2018
Non-interest bearing	$359,754	346,570	300,331	310,709	297,892
Interest bearing:
NOW accounts	211,613	186,795	237,860	251,511	243,418
Money market accounts	791,490	730,765	680,824	659,353	642,333
Savings	15,451	15,486	16,041	15,913	15,952
Time, less than $100,000	61,331	63,073	62,744	60,632	56,778
Time and out-of-market deposits, $100,000 and over	318,596	305,447	291,683	269,864	264,150
Total deposits	$1,758,235	1,648,136	1,589,483	1,567,982	1,520,523

NONINTEREST INCOME & EXPENSE - Unaudited

	Quarter Ended		1st Qtr	Quarter Ended
	March 31		2019-2018	December 31	September 30	June 30
(dollars in thousands)	2019	2018	% Change	2018	2018	2018
Noninterest income
Mortgage banking income	$1,857	1,328	39.8%	1,233	1,354	1,629
Service fees on deposit accounts	265	257	3.1%	271	257	256
ATM and debit card income	380	334	13.8%	404	381	371
Income from bank owned life insurance	216	220	(1.8)%	217	221	220
Other income	276	281	(1.8)%	351	320	295
Total noninterest income	$2,994	2,420	23.7%	2,476	2,533	2,771
Noninterest income to average assets(3)	0.64%	0.60%	6.7%	0.53%	0.56%	0.63%

Noninterest expense
Compensation and benefits	$6,783	5,843	16.1%	6,753	6,599	6,365
Occupancy	1,339	1,137	17.8%	1,286	1,350	1,276
Data processing and related costs	960	736	30.4%	902	841	824
Insurance	318	313	1.6%	298	376	297
Professional fees	439	476	(7.8)%	365	275	457
Marketing	260	209	24.4%	204	215	229
Other	549	491	11.8%	583	532	531
Total noninterest expenses	$10,648	9,205	15.7%	10,391	10,188	9,979
Noninterest expense to average assets(3)	2.26%	2.27%	(0.4)%	2.23%	2.26%	2.28%

AVERAGE YIELD/RATE - Unaudited

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2019	2018	2018	2018	2018
	Yield/Rate(10)
Interest-earning assets
Federal funds sold	2.30%	2.20%	1.95%	1.82%	1.62%
Investment securities, taxable	2.87%	2.70%	2.65%	2.49%	2.18%
Investment securities, nontaxable	3.98%	3.91%	3.89%	3.68%	4.19%
Loans(10)	4.94%	4.86%	4.77%	4.70%	4.65%
Total interest-earning assets	4.81%	4.73%	4.61%	4.42%	4.44%
Interest-bearing liabilities
NOW accounts	0.19%	0.15%	0.20%	0.17%	0.15%
Savings & money market	1.72%	1.52%	1.34%	1.25%	1.07%
Time deposits	2.17%	2.00%	1.79%	1.61%	1.38%
Total interest-bearing deposits	1.63%	1.41%	1.24%	1.14%	0.97%
FHLB advances and other borrowings	3.32%	3.21%	3.13%	3.35%	3.25%
Junior subordinated debentures	4.93%	4.53%	4.47%	4.79%	3.48%
Total interest-bearing liabilities	1.70%	1.49%	1.33%	1.23%	1.06%
Net interest spread	3.11%	3.24%	3.28%	3.19%	3.38%
Net interest income (tax equivalent) / margin	3.52%	3.59%	3.60%	3.49%	3.63%

ABOUT SOUTHERN FIRST BANCSHARES

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The Company’s wholly-owned subsidiary, Southern First Bank, is the third largest bank headquartered in South Carolina. Southern First Bancshares has been providing financial services since 1999 and now operates in 13 locations in the Greenville, Columbia, and Charleston markets of South Carolina as well as the Triangle and Triad regions of North Carolina and Atlanta, Georgia. Southern First Bancshares has assets of approximately $2.0 billion and its common stock is traded in the NASDAQ Global Market under the symbol “SFST.” More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the United States legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

FINANCIAL CONTACT: MIKE DOWLING 864-679-9070

MEDIA CONTACT: ART SEAVER 864-679-9010

WEB SITE: www.southernfirst.com